UNDERWRITING AGREEMENT

Brockington Securities, Inc.
2805 Veterans Memorial Highway
Ronkonkoma, New York 11779

Gentlemen:

Zion Oil & Gas, Inc., a Delaware corporation (the "Company"), proposes to offer and sell through Brockington Securities, Inc., as underwriter (the “Offering” and the "Underwriter," respectively), and other broker-dealers (collectively, the "Selected Dealers") up to 2,500,000 units of the Company's securities (the "Units") for $10.00 per Unit, each Unit consisting of one (1) share of the Company's $.01 par value common stock (the "Shares") and one (1) common stock purchase warrant (the "Warrants") to purchase one (1) share of common stock at an exercise price of $7.00 per share (the "Warrant Shares"). The Units, Shares, Warrants and Warrant Shares are hereinafter collectively referred to as the “Securities.”

SECTION 1. Description of Securities

1.01. Offering. The Company represents, covenants, warrants, and agrees that its authorized, issued and outstanding capitalization, when the Offering is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the pre-effective amendment that the Company intends to file to its registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2008. The Company proposes to issue, and engages Underwriter to offer and sell the Units pursuant to the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) provided by Form S-3 therein and/or such other form as the Company may deem appropriate. The Warrants shall be exercisable until January 31, 2012. A minimum of 325,000 Units (the “Minimum Amount”) and a maximum of 2,500,000 Units (the “Maximum Amount”) are being offered pursuant to the Registration Statement for gross Offering proceeds of $3,250,000 and $25,000,000, respectively.

SECTION 2. Representations and Warranties of the Company

In order to induce the Underwriter to enter into this Agreement, the Company hereby represents, warrants, and covenants to and agrees with the Underwriter as follows:

2.01. Registration Statement. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act, and the rules and regulations thereunder, a registration statement on Form S-3 (File No.333-148982) and will file Amendment No. 1 to that registration statement as soon as reasonably practicable after the execution of this Agreement which will include a preliminary prospectus (a “Preliminary Prospectus”) relating to the Units (collectively, with the Preliminary Prospectus, the “Registration Statement”). Such Registration Statement, as amended, at the time the Commission declares it to be effective (the “Effective Date”) refers to and means said Registration Statement, the prospectus included therein (the “Prospectus”), and all amendments thereto, including all exhibits and financial statements, if any. In order to raise the maximum amount of the Offering, the Company may need to subsequently file a registration statement on Form S-1 (the “S-1”). If in fact the Company files the S-1, then “Registration Statement” and “Prospectus” shall also be deemed to include the S-1 and the prospectus included therein.

2.02. Preliminary Prospectus. Each Preliminary Prospectus that is filed or to be filed as part of the Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment to the Registration Statement becomes effective and distributed by the Underwriter or a Selected Dealer to potential purchasers complied or will comply, when so filed, in all material respects with the provisions of the Securities Act.

2.03. Accuracy of the Registration Statement. The Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus filed as part of such Registration Statement and when any supplement thereto is filed with the Commission, will comply in all material respects with the provisions of the Securities Act and will not contain at any such times an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.04. Financial Statements. The Company’s financial statements, together with related schedules and notes to be incorporated by reference into the Registration Statement, present fairly the financial position and the results of operations of the Company at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

2.05. No Material Adverse Change. Except as may be reflected in or contemplated by the Registration Statement and the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and the Prospectus, and prior to the Closing Date, (i) there shall not be any material adverse change in the business or financial condition of the Company; and (ii) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock.

2.06. No Defaults. The Company is not in default in the performance of any obligation, agreement, or condition contained in any debenture, note or other evidence of indebtedness, or any indenture or loan agreement of the Company, other than as set forth in the Registration Statement and the Prospectus. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement, will not conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, the articles of incorporation, as amended, or bylaws of the Company, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency, or body is not required for the consummation of the transactions herein contemplated except such as may be required under Form S-3 or other federal securities laws, the rules, if applicable, of the American Stock Exchange, FINRA or other stock exchange or securities regulatory agency, or under any applicable blue sky or securities laws of any state or jurisdiction.

2.07. Incorporation and Standing. The Company is, and at the Closing Date will be, duly incorporated and validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with an authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, as described in the Registration Statement and the Prospectus; the Company has full power and authority to enter into this Agreement; the Company owns, free and clear of any lien, charge, or encumbrance, all of its property and rights to property except as set forth in the Registration Statement and the Prospectus; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification.

2.08. Legality of Units. The Shares and Warrants included in the Units have been duly and validly authorized and when issued, will be fully paid and non-assessable. The securities underlying the Units, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. A sufficient number of shares of common stock have been reserved for issuance of the Warrant Shares upon exercise of the Warrants.

2.09. Prior Sales. No restricted securities of the Company have been sold by the Company within three years prior to the date hereof, except as set forth in the Registration Statement and the Prospectus or other filings under the Securities Act or the Exchange Act of 1934, as amended.

2.10. Common Stock. Upon delivery of and payment for the Units to be sold by the Company as set forth in Section 1.01 of this Agreement, the purchasers will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges, and claims whatsoever except as created by the purchasers; and the Company will have on the Effective Date and at the time of delivery of such Units, full legal right and power and all authorizations and approvals required by law to sell, transfer, and deliver such Units, including the Shares and Warrants in the manner provided hereunder.

2.11. Finders. The Company and the Underwriter represent to each other that no person has acted as a finder in connection with the transactions contemplated herein and each will indemnify the other party with respect to any claim for finders’ fees in connection herewith.

2.12. Exhibits. There are no contracts or other documents which are required to be included as exhibits to the Registration Statement and the Prospectus by Form S-3 or by the Rules and Regulations which have not been so included and each contract to which the Company is a party which is described in the Registration Statement and the Prospectus has been duly and validly executed by the Company, and is in full force and effect in all material respects in accordance with its terms, and none of such contracts has been assigned by the Company; and the Company knows of no present situation or condition of fact which would prevent compliance by it with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

2.13. Tax Returns. The Company has filed all federal and state tax returns which are required to be filed, and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

2.14. Property. Except as otherwise set forth in or contemplated by the Registration Statement and the Prospectus, the Company has good title, free and clear of all liens, encumbrances, , except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company.

2.15. Licenses and Permits. To the best of its knowledge, and subject to the description in the Registration Statement, the Company holds all material licenses, certificates and permits from governmental authorities that are necessary to the current conduct of its businesses; and to the best of its knowledge, the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights in any manner material to the business of the Company taken as a whole.

2.16. Price of any Security. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

2.17. Related Parties. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Registration Statement and the Prospectus that is not so fully and accurately described therein or in any other filing under the Securities Act or the Exchange Act.

2.18. Investment Company. The Company is not and, after giving effect to the offer and sale of the Units, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

2.19. Accuracy of Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

2.20. Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding, and legally enforceable obligation of the Company.

SECTION 3. Issue, Sale and Delivery of the Units; Post Closing Agreements

3.01.01. The Company hereby appoints the Underwriter as its agent from the Effective Date of the Registration Statement for a period of ninety (90) days to complete the Offering of the Minimum Amount, which period may be extended for an additional sixty (60) days by the Company (the “Minimum Date”). If the Minimum Amount is received by the Minimum Date, the Offering will continue until the earlier of (i) one hundred eight (180) days following the date of the Prospectus which date may be extended for up to an additional sixty (60) days without notice to investors; (ii) the date on which the Maximum Amount has been subscribed for and accepted by the Company; or (iii) such date as announced by the Company on no less than two (2) trading days prior to such notice (collectively, the “Termination Date”).

The Underwriter, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Units. “Best efforts” as used in this Agreement in connection with the Underwriter shall mean that effort which would be employed by a reasonably diligent broker-dealer in the position of the Underwriter. The price at which the Underwriter shall sell the Units in Offering transactions, as agent for the Company, shall be $10.00 per Unit, and the Company shall pay the Underwriter a commission of six (6%) percent of the offering price for each Unit sold and other such other compensation as described in this Agreement. Anything to the contrary herein notwithstanding, the underwriting compensation set forth in this Section 3.01.01 and the three (3%) percent non-accountable expense allowance set forth in Section 3.02 shall not be payable to the Underwriter on any Units directly placed by the Company.

3.01.02. The Company and the Underwriter agree that unless Minimum Amount offered (the "Minimum Offering") is subscribed for on or before the Minimum Date, the agency between the Company and the Underwriter will terminate. In the event the Minimum Offering is not consummated by the Minimum Date, the full proceeds that have been paid for the Units shall be returned to the purchasers within ten (10) business days as described below.

3.01.03. The Offering shall automatically terminate if the Minimum Amount is not sold on or prior to the Minimum Date or if the Minimum Amount is sold, on the Termination Date as defined in Section 3.01.01.

3.01.04. Upon completion of the Offering, the Company will issue to the Underwriter warrants to purchase common shares of the Company equal to three percent (3%) of the Shares underlying the Units sold in the Offering at a exercise price of $8.75 per share (the “Underwriter Warrants”). Such Underwriter Warrants will be exercisable after the third month anniversary of the Termination Date and shall expire three (3) years from the Effective Date of the Registration Statement. The Underwriter Warrants may be exercised by the payment of cash or through "cashless exercise," at the sole election of the Underwriter. The shares underlying the Underwriters Warrants shall be registered in the Registration Statement. Neither the Underwriter’s Warrants nor the shares underlying the Underwriter’s Warrants shall be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of one (1) year immediately following the Effective Date of the Registration Statement, except to any FINRA member participating in the offering and the officers or partners thereof, or as otherwise permitted under 2710(g)(2) of FINRA’s Corporate Financing Rule and only if the warrants so transferred remain subject to the one-year lock-up restriction or for the remainder of the lock-up period.

3.01.05. The Company will make arrangements to have available at the office of its transfer agent, Registrar and Transfer Company, Cranford, NJ, sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares, and sufficient quantities of Unit certificates and Warrant certificates as may be needed for the quick and efficient transfer of the Units and Warrants.

3.01.06. The Company and Sterling Trust Company (the “Escrow Agent”) have entered into an escrow agreement ("Escrow Agreement") as set forth in Exhibit 10.1 to the Registration Statement and the Company has set up an escrow account with the Escrow Agent (the “Escrow Account”). During the period of the Offering, payment for Units shall be in clearing house funds, and the Underwriter and/or the Selected Dealers shall request that all checks and other orders in payment for the Units be made payable to the order of "Sterling Trust Company, Escrow Agent FBO Zion Oil Subscribers" (the "Escrow Account"). Such checks and orders shall be transmitted by the Underwriter and/or the Selected Dealers to the Escrow Account by noon of the next business day following receipt. The Selected Dealers’ Agreements will provide that such Selected Dealer will (i) forward any checks and orders to the Escrow Account by noon of the next business date following receipt and (ii) forward copies of the subscription documents, checks, transmittal documents to the Escrow Agent and any related correspondence to the Underwriter at such time as the related transmittal to the Escrow Agent. Funds may be wired to the Escrow Account via Sterling Trust Company pursuant to the wire instructions transmitted to the purchasers. Interim closings may be held during the term of the offering or otherwise as fixed by notice in writing to be given by the Underwriter to the Company and the Escrow Agent. The Underwriter agrees that it will only utilize the services of a Selected Dealer in states in which the Underwriter is not registered as a broker-dealer and will supervise each transaction in which a Selected Dealer participates so as to insure compliance with the respective Selected Dealers’ Agreements. . The Underwriter shall also cause each Selected Dealer to sign a Non Disclosure Agreement (“NDA”) similar to the NDA signed by the Underwriter with the Company.

The Company agrees to faithfully perform its obligations under the Escrow Agreement. The Underwriter will deliver the funds into the Escrow Account in accordance with Rule 15c2-4 of the Exchange Act but in any event not later than noon the next business day after receipt of such funds. The Underwriter will at the time of transmittal of a check to the Escrow Agent deliver a copy of each subscription agreement received by it to the executive offices of the Company, to the attention of the Company's Chief Accounting Officer. In accordance with the requirements of Rules 15c2-4 and 10b-9 of the Exchange Act, in the event that the Minimum Offering amount is not met, the funds paid into the Escrow Account shall be returned to each individual subscriber within ten (10) business days by the Escrow Agent, and not returned to the Underwriter nor the Company for delivery to such subscribers. Any pro rata interest on the escrowed funds shall not be paid to the Underwriter, but shall be paid to the subscribers on a pro rata basis..

3.01.07. The time and date of delivery and payment hereunder are herein called a “Closing Date” and shall take place at the office of the Company on such dates as will be fixed by notice in writing to be given by the Company to the Underwriter and the Escrow agent. The Closing Dates and places may be changed by the agreement of the Underwriter and the Company.

3.01.08. The certificates so delivered for the Units, Shares and Warrants shall be registered in the names of the purchasers thereof for the number of Units purchased by each.

3.02. The Company shall reimburse the Underwriter for its expenses and overhead related to the Offering in the form of a non-accountable expense allowance in an amount equal to three (3%) percent of the total proceeds realized from the sale of the Units in the offering, but shall not include the following, all of which will be paid by the Company: (i) all costs and expenses incident to the issuance and delivery of the Units including all expenses and fees incident to the Registration Statement and the “COBRA” filing with FINRA; (ii) the costs and counsel fees for qualification of the Units, if requested by the Company, under state securities laws, if any; (iii) the Company’s accountant's and auditor's fees and expenses incurred or paid in connection with the Offering; (iv) costs of preparing, printing and mailing as many copies of the Registration Statement and/or Prospectus and related exhibits as the Underwriter may deem necessary, including all amendments and supplements of the Registration Statement; (v) the amount of any attorney's fees and expenses (except those charged by Underwriter's or Selected Dealer’s counsel) incurred or paid by the Company in connection with the Offering; (vi) the amount of the fees and charges of any transfer agents, registrars, indenture trustees, escrow agents, depositories, engineers, appraisers, or other professional or technical experts; (vii) the cost of authorizing, preparing, and printing certificates for securities and other documents relating thereto, including any taxes and stamps; (viii) the amount of all Company-agreed printing, advertising, traveling expenses, and expenses in connection with meetings and presentations for informational or promotional purposes ( e.g. , "road show"); and (ix) the performance by the Company of its other obligations under this Agreement. To date, the Company has paid the Underwriter $40,000 toward the non-accountable allowance. The Underwriter shall pay its own costs and expenses except as otherwise provided in this Agreement. Anything to the contrary herein notwithstanding, the Company shall not be responsible for the payment of any of the fees of the Underwriter in qualifying the Underwriter as a registered broker-dealer in any state that it is not presently registered in. Furthermore, the Underwriter agrees to reduce the aggregate fees it is entitled to hereunder or its expense account allowance to the extent that any fees paid to Network Financial Securities, Inc. or allowance advanced thereto are designated by FINRA as chargeable to this Offering as underwriting compensation and/or are not otherwise returned to the Company.

3.03. The parties hereto respectively covenant that as of the Closing Date the representations and warranties herein contained and the statements contained in all the certificates simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

3.04. The Underwriter covenants that promptly after the Closing Date it will supply the Company with all information required from the Underwriter as the Company may request to be supplied to the securities commissions of such states in which the Units have been qualified for sale or such other regulatory or reporting agencies as may be required.

3.05. The Company agrees that Underwriter has the right to place tombstone advertisements describing its services to the Company under this agreement on its website as well as in financial and other newspapers and journals at its own expense following the date on which the Offering closes. Notwithstanding the foregoing, the Underwriter shall provide the Company with a copy of any such advertisement for its approval (which shall not be unreasonably withheld or delayed) no less than three (3) business days before the public release of the advertisement.

SECTION 4. Offering of the Units on Behalf of the Company

4.01. In offering the Units for sale, the Underwriter shall offer the Units solely as an agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and the Prospectus. The Underwriter shall commence making such offer as an agent for the Company upon the Effective Date.

4.02. The Underwriter may invite FINRA registered Selected Dealers selected by it to offer and sell the Units for the account of the Company pursuant to a form of Selected Dealers Agreement, pursuant to which the Underwriter may allow such concession (out of its underwriting commission and Underwriter Warrants) as it may determine, within the limits set forth in the Registration Statement and the Prospectus, and all such sales by Selected Dealers shall be as agents for the accounts of their customers. The Company shall have no obligation with respect to the payment or reimbursement of any Selected Dealer.

4.03. On each sale of any of the Units by Selected Dealers, the Underwriter shall require the Selected Dealer offering any Units to agree to offer the Units on the terms and conditions of the Offering set forth in the Registration Statement and the Prospectus.

SECTION 5. Registration Statement

5.01. The Company will procure, at its expense, as many printed copies of the Registration Statement as the Underwriter may reasonably require for the purposes contemplated by this Agreement and shall deliver said printed copies of the Registration Statement to the Underwriter as soon as practical after the Effective Date.

5.02. If during such period of time as in the reasonable opinion of the Underwriter or its counsel a Registration Statement relating to this Offering is required to be delivered under Form S-3, or any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Registration Statement as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date of the Registration Statement to amend or supplement the Registration Statement to comply with Form S-3, the Company will forthwith notify the Underwriter thereof and prepare and file with the securities commissions of such states in which the offering is qualified for sale, if any and the Commission such further amendment to the Registration Statement or supplemented or amended Registration Statement as may be required and furnish and deliver to the Underwriter and to others whose names and addresses are designated by the Underwriter, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Registration Statement which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Registration Statement not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with Form S-3 and the Securities Act.

5.03. The Company authorizes the Underwriter and the Selected Dealers, if any, in connection with the distribution of the Units and all dealers to whom any of the Units may be sold by the Underwriter or by any Selected Dealer, to use the Registration Statement, as from time to time amended or supplemented, in connection with the offering and sale of the Units and in accordance with the applicable provisions of Form S-3, the applicable Rules and Regulations and applicable state blue sky or securities laws, if any.

SECTION 6. Covenants of the Company

The Company covenants and agrees with the Underwriter that:

6.01. The Company will endeavor to cause the Registration Statement to become effective and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing (i) when the Registration Statement has become effective and when any amendment thereto thereafter becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any state or jurisdiction, or the initiation of any proceeding for such purposes and (iv) within the period of time referred to in Section 6.03 below, of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus (as then amended or supplemented) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

6.02. The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Underwriter shall not have been advised previously or to which the Underwriter shall reasonably object in writing promptly after being so advised.

6.03. On the Effective Date of the Registration Statement and thereafter from time to time, for such period as in the written opinion of counsel for the Underwriter a Prospectus is required by law to be delivered in connection with sales by an Underwriter or a Selected Dealer, the Company will deliver to the Underwriter and each Selected Dealer through whom Units may be sold, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of such Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or blue sky laws of the jurisdictions in which the Units are offered by the Underwriter and by Selected Dealers through whom Units may be sold, both in connection with the offering or sale of the Units and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company, or in the opinion of counsel for the Underwriter, requires that a material fact be stated in the Prospectus (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Company, at its own expense, will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Underwriter and each Selected Dealer through whom Units may be sold, without charge, a reasonable number of copies thereof.

SECTION 7. Effectiveness of Agreement

7.01. This Agreement shall become effective on the execution hereof. The Effective Date of the Registration Statement shall be printed on the front cover of the Registration Statement and Prospectus.

SECTION 8. Conditions of the Underwriter’s Obligations

The Underwriter’s obligations to act as agent of the Company hereunder and to find purchasers for the Units shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

8.01. On or prior to the Closing Date, no order suspending offers or sales pursuant to the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the Commission or any state regulatory agency and no statements in the Registration Statement nor any amendment thereto shall have been included to which counsel to the Underwriter shall have not given their consent which consent shall not be unreasonably withheld.

8.02. The Underwriter shall not have disclosed in writing to the Company that the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

8.03. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of terrorist activity, fire, explosion, flood, accident, calamity or any other cause, of such character as to materially adversely affect its business or property considered as an entity.

8.04. Between the date hereof and the Closing Date, there shall be no litigation or proceeding instituted against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable final and non-appealable ruling, decision or finding would materially adversely affect the business, franchises, licenses, operations, financial condition or income of the Company considered as a whole.

8.05. The authorization of the Securities, the Registration Statement and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Underwriter, and the Company shall have furnished such counsel such documents as they may have requested to enable them to pass upon the matter referred to in this subparagraph.

8,06. All of the Units being offered by the Company shall be tendered for delivery in a timely manner consistent with the terms set forth in the subscription documents.

8.07. The Company shall supply such good standing, incumbency and other certificates, as the Underwriter shall reasonably request.

8.08. The Company shall have furnished to the Underwriter, at each closing, a certificate of the Chief Accounting Officer of the Company in her capacity as such, and not in her individual capacity, dated as of the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and the Company has substantially complied with all of the agreements and has satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

SECTION 9. Termination

9.01. Subject to Section 9.03 hereof,, this Agreement may be terminated by either party by written notice sent to the other party at the address shown in this Agreement without cause at any time prior to the earlier of (i) the time the Units are released for sale to the public, or (ii) 11:30 a.m., Washington D.C. time, on the first business day following the date on which the Registration Statement becomes effective.

9.02. An attempt to assign any rights and obligations under this Agreement without the prior written consent of the other party shall constitute automatic termination of this Agreement.

9.03. The Underwriter may terminate this Agreement, by prior written notice to the Company, at any time at or prior to the final closing of the Offering (i) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Underwriter’s reasonable judgment, impracticable to enforce contracts for the sale of the Units or (ii) if trading in the common stock of the Company has been suspended by the Commission, or if trading generally on any national stock exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or any state authorities.

9.04. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of either party to the other party.

SECTION 10. Underwriter’s Representations and Warranties

The Underwriter represents and warrants to and covenants and agrees with the Company that:

10.01. It is registered as a broker-dealer with the Commission, and is registered to the extent registration is required with the appropriate governmental agency in each state in which it intends to offer or sell the Units, and is a member of FINRA and will maintain such registrations, qualifications and memberships in good standing throughout the term of the Offering.

10.02. To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer or otherwise that would affect the Company's offering and sale of the Units.

10.03. The Underwriter, in connection with the offer and sale of the Units and in the performance of its duties and obligations under this Agreement, agrees to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Units are offered and sold; and the Rules and current written interpretations and policies of the FINRA.

10.04. The Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

10.05. This Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

10.06. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

10.07. No person acting by, through or under the Underwriter will be entitled to receive from the Underwriter or from the Company finder's fees or similar payments, except as set forth in this Agreement.

10.08. The Underwriter will, reasonably promptly after any closing date, supply the Company with all information required from the Underwriter and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Units have been qualified for sale.

10.09. The Underwriter will use its best efforts to (i) sell the Units; (ii) to become qualified in every state in which the Company receives a subscription and/or retain the services of a Selected Dealer registered as a broker dealer in such state; and (iii) provide back office support for the Offering. The Underwriter agrees that it will not, other than for the Offering, make any use of the Company’s data base which is being delivered to the Underwriter by the Company to facilitate the sale of the Units. The Underwriter further represents that it will, in its Selected Dealers’ Agreements provide for such representations of confidentiality from each Selected Dealer.

All of the above representations and warranties shall survive the performance or termination of this Agreement.

SECTION 11. Indemnification

11.01. The Company agrees to indemnify, defend and hold harmless the Underwriter and Selected Dealers from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) incurred by the Underwriter in connection with defending or investigating any liabilities that the Underwriter may incur under the federal or state securities laws and regulations, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws or regulations, a state statute or the common law resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with any of the state securities authorities or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

11.02. The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Underwriter's duties, or by reason of the Underwriter's reckless disregard of the Underwriter's obligations and duties under the Securities Act or this Agreement.

11.03. The Underwriter agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter to enforce any such claim or liability and the Company shall have the right so to participate. The agreement of the Company under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Underwriter to the Company in writing, addressed as provided in this Agreement, promptly after the receipt of a written notice of such action against the Underwriter. Such notice shall be accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Underwriter.

11.04. The Underwriter agrees to indemnify, defend and hold the Company or any shareholders, officers, directors or employees of the Company and any controlling person of the Company harmless from and against any and all losses, claims, damages, liabilities or expenses whatsoever (including legal fees and expenses and court costs) to which the Company may become subject in connection with any action, suit, proceeding or claim, public or private, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter or a Selected Dealer furnished to the Company by or on behalf of such Underwriter or a Selected Dealer specifically for inclusion in the Registration Statement and the Prospectus.

11.05. The Underwriter agrees to indemnify, defend and hold the Company and any shareholders, officers, directors or employees of the Company and any controlling person of the Company harmless from and against any losses, claims, damages or liabilities or expense whatsoever (including legal fees and expenses and court costs) to which the Company may become subject in connection with any action, suit, proceeding or claim, public or private, arising out of, relating to or in connection with (i) any actual or alleged breach or violation by the Underwriter or a Selected Dealer of any of its representations, warranties, covenants or agreements contained in this Agreement or in any agreement with a Selected Dealer or (ii) any actual breach by the Underwriter or a Selected Dealer of any applicable federal or state law, rule or regulation, or the requirements of any securities self-regulatory organizations of which the Underwriter or Selected Dealer, as the case may be, is a member.

11.06. The Company agrees to give the Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Underwriter shall have the right so to participate. The agreement of the Underwriter under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Underwriter in writing, addressed as provided in this Agreement, promptly after the receipt of a written notice of such action against the Company. Such notice shall be accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company.

SECTION 12. Notice

Except as otherwise expressly provided in this Agreement:

12.01. Whenever Notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing and mailed, delivered by overnight courier or by confirmed telecopy and addressed to the Company as follows:

Zion Oil & Gas, Inc.
6515 Abrams Road (Suite 300)
Dallas, TX 75231
Attention: William H. Avery
Fax: (214) 221-6510

with a copy to:

Aboudi & Brounstein 3 Gavish Street
POB 2432
Kfar Saba Ind. Zone 44641 Israel
Fax: 011 972-9-764-4834
Attention: David Aboudi, Esq.

12.02. Whenever notice is required by the provisions of this Agreement to be given to the Underwriter, such notice shall be given in writing and mailed, delivered by overnight courier or by confirmed telecopy and addressed to the Underwriter as follows:

Brockington Securities, Inc.
2805 Veterans Memorial Highway
Ronkonkoma, New York 11779
Attention: William H. Hayde
Fax: (631) 234-0408

with a copy to:

Guzov Ofsink, LLC
600 Madison Avenue
New York, NY 10022
Attention: Gerald A. Adler, Esq.
Fax: (212) 688-7273

SECTION 13. Miscellaneous

13.01. Benefit. This Agreement is made solely for the benefit of the Underwriter, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchasers, as such, of any of the Units.

13.02. Governing Law and Venue. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the state of New York. The Company and the Underwriter agree that in the event that a dispute arises between the Underwriter and the Company or any of its officers, directors, employees, agents, attorneys or accountants, arising out of, in connection with or as a result of the execution of this Agreement or as a result of any subscription tendered by any purchaser of the Units, such dispute shall be resolved through arbitration rather than litigation. The parties agree to submit such disputes for resolution to the FINRA within five (5) days after receiving a written request from any of the aforesaid parties to do so. The failure by the Company or Underwriter to submit any dispute to arbitration as requested may result in the commencement of an arbitration proceeding against such party. The parties further agree that any hearing scheduled after an arbitration proceeding is initiated by any of the aforesaid parties shall take place in the City and state of New York. The parties acknowledge that the result of the arbitration proceeding shall be final and binding on all of the parties to the proceeding, and by agreeing to arbitration the parties are waiving their respective rights to seek remedies in Court.

13.03. Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the Underwriter or their officers as set forth in or made pursuant to this Agreement and contained in Sections 2, 10, 11 and 13.02 hereof shall survive the consummation of the transactions contemplated by this Agreement and shall continue in full force and effect for 18 months thereafter or, if such transactions are not so consummated, for 18 months following the Minimum Date or the Termination Date.

13.04. Underwriter’s Information. The statements with respect to the Offering of the Units on the cover page of the Registration Statement and under the caption “Plan of Distribution” and “Underwriter” in the Registration Statement constitute the written information furnished by or on behalf of the Underwriter referred to in subsection 2.02 hereof.

13.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the Agreement between Brockington Securities, Inc. and the Company.

Very truly yours,

ZION OIL & GAS, INC.

By:	/s/ William H. Avery	4/2/08
William H. Avery
Title:

We hereby confirm, as of the date hereof, that the above letter sets forth the agreement between Zion Oil & Gas, Inc. and Brockington Securities, Inc.

BROCKINGTON SECURITIES, INC.

By:	/s/William H. Hayde	4/2/08
William H. Hayde, President